                                                                      Exhibit 11


                                   Tetra Tech, Inc.
                      Computation of Net Income Per Common Share
                                     (Unaudited)

                                                     Three Months Ended             Six Months Ended
                                                  -------------------------     -------------------------
                                                   March 29,      March 30,      March 29,      March 30,
                                                     1998           1997           1998           1997
                                                  ----------     ----------     ----------     ----------
Basic:
  Common stock outstanding, beginning
     of period . . . . . . . . . . . . . . .      22,272,741     17,805,262     20,714,254     17,658,752

  Stock options exercised. . . . . . . . . .         105,013         56,570        123,954         75,171
  Issuance of common stock . . . . . . . . .          61,606        184,365      1,601,406        312,274
  Payment of fractional shares . . . . . . .              --             --           (254)            --
                                                  ----------     ----------     ----------     ----------
  Common stock outstanding, end
     of period . . . . . . . . . . . . . . .      22,439,360     18,046,197     22,439,360     18,046,197
                                                  ----------     ----------     ----------     ----------
                                                  ----------     ----------     ----------     ----------

  Weighted average common stock
     outstanding during the period . . . . .      22,323,748     17,845,031     22,048,636     17,766,460
                                                  ----------     ----------     ----------     ----------

         Total . . . . . . . . . . . . . . .      22,323,748     17,845,031     22,048,636     17,766,460
                                                  ----------     ----------     ----------     ----------
                                                  ----------     ----------     ----------     ----------

  Net income as reported in condensed
     consolidated financial statements . . .     $ 4,521,000    $ 2,872,000    $ 8,571,000    $ 5,468,000
                                                  ----------     ----------     ----------     ----------
                                                  ----------     ----------     ----------     ----------

  Basic Earnings Per Share . . . . . . . . .     $      0.20    $      0.16    $      0.39    $      0.31
                                                  ----------     ----------     ----------     ----------
                                                  ----------     ----------     ----------     ----------

Diluted:
  Weighted average common shares
     outstanding during the period . . . . .      22,323,748     17,845,031     22,048,636     17,766,460

  Potential common shares under the
     treasury stock method assuming the
     exercise of options and warrants. . . .         841,190        446,616      1,067,146        559,918
                                                  ----------     ----------     ----------     ----------

         Total . . . . . . . . . . . . . . .      23,164,938     18,291,648     23,115,782     18,326,378
                                                  ----------     ----------     ----------     ----------
                                                  ----------     ----------     ----------     ----------

  Net income as reported in condensed
     consolidated financial statements . . .     $ 4,521,000    $ 2,872,000    $ 8,571,000    $ 5,468,000
                                                  ----------     ----------     ----------     ----------
                                                  ----------     ----------     ----------     ----------

  Diluted Earnings Per Share . . . . . . . .     $      0.20    $      0.16    $      0.37    $      0.30
                                                  ----------     ----------     ----------     ----------
                                                  ----------     ----------     ----------     ----------




      See accompanying notes to the condensed consolidated financial statements.